Exhibit 10.1

AMENDMENT TO STANDBY PURCHASE AGREEMENT

THIS AMENDMENT TO STANDBY PURCHASE AGREEMENT (this “Amendment”), is made as of September 22, 2017 between the Purchasers identified on Exhibit A the Standby Purchase Agreement dated May 23, 2017 (the “Purchase Agreement”) and Black Ridge Oil & Gas, Inc., a Nevada corporation (the “Company”).

WHEREAS, certain of the Backstop Purchasers have assigned their rights under the Purchase Agreement and the Company has consented to such assignments.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Exhibit A. Exhibit A of the Purchase Agreement is updated and amended as follows to reflect certain assignments made by Backstop Purchasers:

EXHIBIT A

BACKSTOP COMMITMENT AMOUNT

BACKSTOP PURCHASER	BACKSTOP COMMITMENT AMOUNT

Lyle A. Berman Revocable Trust	$395,837.15
Linda Jirovec	$104,162.85
Alice Ann Corporation	$50,000.00
William H. Baxter Trustee FBO William H. Baxter Revocable Trust u/a dtd 7/3/96	$50,000.00
Robert G. Allison	$125,000.00
Frances A. Gonyea	$35,000.00
Dorothy J. Hoel	$25,000.00
Richard A. Hoel	$15,000.00
Neil I. Sell	$100,000.00
F.S. Special Opportunities Fund I	$200,000.00
Lynn Massie Oehler	$100,000.00
Morris & Arlene Goldfarb JTWROS	$300,000.00
Sheldon T Fleck ROTH IRA	$500,000.00
Joseph J Lahti	$75,000.00
NSF LLC Custodian FBO Ken DeCubellis	$393,750.00
NSF LLC Custodian FBO Jennifer M. DeCubellis	$131,250.00
Arthur J. Petrie	$100,000.00
Tamela G. Schroll	$100,000.00
TOTAL:	$2,900,000.00

2.       Miscellaneous. Except as specifically provided for in this Amendment, the terms and conditions of the Purchase Agreement are hereby ratified and confirmed and shall remain unmodified and in full force and effect.

ACCEPTED:

Black Ridge Oil & Gas, Inc.

By:	/s/ Kenneth DeCubellis
Name:	Kenneth DeCubellis
Title:	Chief Executive Officer